Exhibit 99

POWER OF ATTORNEY

Each of the undersigned hereby appoints Michele Teichner and Maya Gittens and each of them, with full power to act, as his/her true and lawful attorney-in-fact and agent, with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement for TD Asset Management USA Funds Inc. on Form N-1A and any and all amendments (including pre-effective amendments and post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state securities commissions, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing, and ratifying and confirming all that said attorney-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Date: December 7, 2016	_/s/Donald J. Herrema________
Donald J. Herrema

Date: December 7, 2016	_/s/Robert P. Herrmann ______
Robert P. Herrmann

Date: December 7, 2016	_/s/James E. Kelly___________
James E. Kelly

Date: December 7, 2016	_/s/Barbara F. Palk_________
Barbara F. Palk